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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF IDEX CORPORATION


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                                                  JURISDICTION OF
SUBSIDIARY                                        INCORPORATION
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
Band-It Clamps (Asia) Pte., Ltd.                  Singapore
Band-It Company Limited                           United Kingdom
Band-It IDEX, Inc.                                Delaware, USA
Banjo Corporation                                 Indiana, USA
Blagdon Pump Holdings Ltd.                        United Kingdom
Blagdon Pump Ltd.                                 United Kingdom
Class 1, Inc.                                     Delaware, USA
Classic Engineering Inc.                          Florida, USA
Corken, Inc.                                      Delaware, USA
Dominator Pump AB                                 Sweden
Eastern Plastics, Incorporated                    Connecticut, USA
E.P.I. Realty, LLC                                Connecticut, USA
FAST & Fluid Management Australia Pty. Ltd.       Australia
FAST & Fluid Management East Europe Sp. z.o.o.    Poland
FAST & Fluid Management France SARL               France
FAST & Fluid Management Iberica S.A.              Spain
FAST & Fluid Management S.r.l.                    Italy
FAST & Fluid Management U.K. Limited              United Kingdom
Fluid Management Canada, Inc.                     Canada
Fluid Management Espana SLU                       Spain
Fluid Management Europe B.V.                      Netherlands
Fluid Management GmbH                             Germany
Fluid Management Operations LLC                   Delaware, USA
Fluid Management Servicos e Vendas Ltda.          Brazil
Fluid Management U.K. Limited                     United Kingdom
Fluid Management, Inc.                            Delaware, USA
FM Delaware, Inc.                                 Delaware, USA
FM Investment, Inc.                               Delaware, USA
Gast Asia, Inc.                                   Michigan, USA
Gast Manufacturing Company Ltd.                   United Kingdom
Gast Manufacturing, Inc.                          Michigan, USA
Godiva Group Limited                              United Kingdom
Godiva Limited                                    United Kingdom
Godiva Products Limited                           United Kingdom
Hale Products Europe GmbH                         Germany
Hale Products Europe Limited                      United Kingdom
Hale Products, Inc.                               Pennsylvania, USA
IDEX Asia Pacific Pte., Ltd.                      Singapore
IDEX Dinglee Technology (Tianjin) Co., Ltd.       China
IDEX Europe GmbH                                  Germany
IDEX Holdings, Inc.                               Delaware, USA
IDEX India Private Ltd.                           India
IDEX Leasing GmbH                                 Germany
IDEX Precision Products (Suzhou) Co., Ltd.        China
IDEX Receivables Corporation                      Delaware, USA
IDEX Service Corporation                          Delaware, USA
IDEX Technology (Suzhou) Co., Ltd.                China
IDEX Trading (Shanghai) Co., Ltd.                 China
Ismatec GmbH                                      Germany
Ismatec S.A.                                      Switzerland
J.L. White Technical Sales, Inc.                  California, USA
Johnson Pump (UK) Ltd.                            United Kingdom
JUN-AIR (U.K.) Ltd.                               United Kingdom
JUN-AIR AB                                        Sweden
JUN-AIR Benelux B.V.                              Netherlands
JUN-AIR France S.A.S.                             France
JUN-AIR Hong Kong Ltd. (51% interest)             Hong Kong
JUN-AIR, Inc.                                     Wisconsin, USA
JUN-AIR International  A/S                        Denmark
JUN-AIR Norge A/S                                 Norway
Knight (Canada) Limited                           Canada
Knight Equipment Australia Pty., Ltd.             Australia
Knight Europe B.V.                                Netherlands
Knight LLC                                        Delaware, USA
Knight U.K. Limited                               United Kingdom
Knight, Inc.                                      Delaware, USA
Liquid Controls (India) Pvt., Ltd.                India
Liquid Controls Europe SpA                        Italy
Liquid Controls LLC                               Delaware, USA
LUKAS Hydraulik GmbH                              Germany
M. BOS Srl                                        Italy
Micropump Limited                                 United Kingdom
Micropump, Inc.                                   Delaware, USA
Pulsafeeder Europe B.V.                           Netherlands
Pulsafeeder, Inc.                                 Delaware, USA
Pumper Parts Europe Ltd.                          United Kingdom
Pumper Parts LLC                                  Delaware, USA
Rheodyne Europe GmbH                              Germany
Rheodyne Inc.                                     California, USA
Rheodyne LLC                                      Delaware, USA
S.A.M.P.I. SpA                                    Italy
Sapphire Engineering, Inc.                        Massachusetts, USA
Scivex, Inc.                                      Delaware, USA
Seithal Limited                                   United Kingdom
Signfix Holdings Limited                          United Kingdom
Signfix Limited                                   United Kingdom
Sponsler, Inc.                                    Delaware, USA
Systec LLC                                        Delaware, USA
Tespa France SARL                                 France
Tespa GmbH                                        Germany
Tianjin Dinglee Machine and Motor Co., Ltd.       China
Toptech Europe N.V.                               Netherlands
Toptech Systems, Inc.                             Florida, USA
Trebor International, Inc.                        Utah, USA
Upchurch Scientific, Inc.                         Washington, USA
Versa-Matic Pump, Inc.                            Ohio, USA
Vetter GmbH                                       Germany
Viking Pump (Europe) Ltd.                         Ireland
Viking Pump Latin America S.A. de C.V.            Mexico
Viking Pump of Canada Inc.                        Canada
Viking Pump, Inc.                                 Delaware, USA
Warren Rupp Europe Ltd.                           United Kingdom
Warren Rupp, Inc.                                 Delaware, USA
Wright Pump, Inc.                                 Delaware, USA
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